EXHIBIT 15.1

To the Board of Directors and Stockholders of
Glenayre Technologies, Inc.
Atlanta, Georgia

We are aware of the incorporation by reference in the Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated May 22, 1998 and Post-Effective Amendment Number 2 on Form S-8 dated August 8, 2003), Registration Statement Number 333-38169 on Form S-8 dated October 17, 1997 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-56375 on Form S-8 dated June 9, 1998, Registration Statement Number 333-81161 on Form S-8 dated June 21, 1999 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-81155 on Form S-8 dated June 21, 1999 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-37446 on Form S-8 dated May 19, 2000 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-107786 on Form S-8 dated August 8, 2003, and Registration Statement Number 333-107789 on Form S-8 dated August 8, 2003, of our report dated November 4, 2004, relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. and Subsidiaries which are included in its Form 10-Q for the quarter ended September 30, 2004.

/s/ Ernst & Young LLP

Atlanta, Georgia
November 4, 2004